LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”), dated as of February 23, 2012 is made by and between NORWESTECH, INC., a Delaware corporation (the “Company”), and the undersigned (the “Holder”). The Company and the Holder are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company and Grandparents.com, LLC, a Florida limited liability company (“Grandparents”), have entered into that certain Asset Contribution Agreement, dated as of February 23, 2012 (the “Asset Contribution Agreement”), pursuant to which Grandparents will contribute substantially all of its assets to the Company in exchange for which the Company will assume certain liabilities of Grandparents and issue to Grandparents (i) one (1) share of Series A Preferred Stock, which will be convertible into shares of Common Stock in accordance with the terms of the Series A Preferred Stock, and (ii) the GP Warrant (all as defined in the Asset Contribution Agreement);

WHEREAS, as a condition to the closing of the transactions contemplated by the Asset Contribution Agreement, the Holder will refrain from disposing any of the Holder’s Shares (as defined below) except as provided herein; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Asset Contribution Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

1. Lock-Up Period. The Holder agrees that, for a period of twelve (12) months from the Closing Date (as may be earlier terminated hereunder, the “Lock-Up Period”), the Holder will not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Holder’s Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any of the Holder’s Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Holder’s Shares, whether any such transaction is to be settled by delivery of such securities, in case or otherwise (any such transaction referred to in this Section 1, whether for consideration or otherwise, being referred to herein as a “Transfer” and collectively as the “Restricted Actions”). For purposes of this Agreement, “Shares” means: (x) all shares of the Company’s equity securities owned directly or indirectly by the Holder (including holding as a custodian) or with respect to which the Holder has beneficial ownership within the meaning of Section 13(d) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder; and (y) all options or warrants to purchase equity securities of the Company or other securities convertible into or exercisable or exchangeable for equity securities of the Company owned directly or indirectly by the Holder (including holding as a custodian) or with respect to which the Holder has beneficial ownership within the meaning of Section 13(d) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

2. Dispositions Not Deemed Restricted Actions.

(a) Section 1 hereof shall not apply to the exercise of options or warrants or the conversion of a security; provided, however, that Section 1 hereof shall apply to any securities issued by the Company to the Holder upon such an exercise or conversion.

(b) Notwithstanding Section 1 hereof, the Holder may at any time and from time to time during the Lock-Up Period Transfer the Holder’s Shares (i) if the Holder is not a natural person, to the Holder’s equity holders or any of its Affiliates, (ii) to the Immediate Family of the Holder, (iii) to a family trust, foundation or partnership created for the exclusive benefit of the Holder, its equity holders or any of their respective Immediate Family, (iv) to a charitable foundation controlled by the Holder, its equity holders or their respective Immediate Family as a bona fide gift or gifts, (v) to any trust for the direct or indirect benefit of the Holder or any Immediate Family of the Holder, (vi) in a private transaction among the Holder and the transferee wherein the securities transferred are not sold or otherwise disposed on the market or exchange in which the Common Stock is listed, or (vii) pursuant to a merger, tender offer or exchange offer, or other business combination, acquisition of assets or similar transaction or change of control, involving the Company; provided, however, that in the case of any Transfer described in clause (i)-(vi) of this Section 2(b), the transferee agrees to execute a lock-up agreement in substantially the form of this Agreement with respect to the remaining term of the Lock-Up Period following such Transfer. For purposes of this Agreement, “Immediate Family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

3. Termination. Notwithstanding anything to the contrary contained herein, the Lock-Up Period and this Agreement shall terminate upon the final closing of an offering of Common Stock or other equity interest of the Company for the account of the Company having a price per share of at least $2.00 and resulting in at least $25,000,000 in gross proceeds (before underwriters’ discounts and selling commissions) to the Company.

4. Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Holder’s Shares if such transfer would constitute a violation or breach of this Agreement. The Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Holder’s Shares except in compliance with this Agreement.

5. Miscellaneous.

(a) Enforcement. It is expressly intended that a majority of disinterested, independent directors shall have the right to enforce the provisions of this Agreement on behalf of the Company.

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(b) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or other electronic means, including email, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day. If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 5(b)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company, to:

NorWesTech, Inc.

589 Eighth Avenue

New York, NY 10018

Attention: Joseph Bernstein, Co-Chief Executive Officer

Facsimile No: 847-589-3877

With a required copy to:

Sills Cummis & Gross P.C.

One Riverfront Plaza

Newark, NJ 07102

Attention: Jeffrey L. Wasserman, Esq.

Facsimile No.: 973-352-6605

If to the Holder, to:

The Holder’s address as set forth on the signature page hereto.

(c) Waiver. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

(d) Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

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(e) Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

(f) Further Assurances. The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

(g) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(h) Section Headings. The headings of the Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement, unless the context indicates otherwise.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

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(k) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served. Nothing in this Section 5(k), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

[Signatures follow on Next Page]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

Company:

NORWESTECH, INC.

By:	/s/ Stanley L. Schloz
	Name:	Stanley L. Schloz
	Title:	President

Holder:

GRANDPARENTS.COM, LLC

By:	/s/ Joseph Bernstein
	Name:	Joseph Bernstein
	Title:	Managing Director

Address for notice: